Exhibit 4




                             Joint Filing Agreement



          Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be signed by the undersigned in separate counterparts.


Dated:  March 19, 1999




                                        PARIBAS



                                        By: /s/ Gary A. Binning
                                            ---------------------------------
                                            Name:  Gary A. Binning
                                            Title: Managing Director



                                        PARIBAS NORTH AMERICA, INC



                                        By: /s/ John G. Martinez
                                            ---------------------------------
                                            Name:   John G. Martinez
                                            Title:  Financial Controller



                                        PARIBAS PRINCIPAL, INC



                                        By: /s/ Gary A. Binning
                                            ---------------------------------
                                            Name:   Gary A. Binning
                                            Title:  Director